UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 2, 2008

GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964

(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

Copies to:
JPF Securities Law, LLC
17111 Kenton Drive
Suite 100B
Cornelius, NC 28031

 This Current Report on Form 8-K is filed by GFR Pharmaceuticals Inc., a Nevada corporation (“Registrant” or “Company”), in connection with the items described below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 2, 2008 the Registrant announced the resignation of Mr. Su Jie as Chief Executive Officer and Director of the Registrant and the resignation of Mr. Wang Zhi Dong as Chief Financial Officer and Director of the Registrant.   Simultaneously, Mr. Zhao Yan Ding was appointed as the new Chief Executive Officer and Director of our Company and Ms. Zhong Ya Li was appointed as the new Chief Financial Officer and Director of the Company.  All of the resignations and new appointments were approved by the Board of Directors, effective immediately.

Biographies for the newly appointed officers and directors

Zhao Yan Ding – Chief Executive Officer and Director

Mr. Zhao Yan Ding, our new Chief Executive Officer and Director is 34 year old.  He holds a university degree as a senior engineer. He worked for Xi'an Herbal Medicine Company in the Administration and Marketing Department from 1997 to 2001, and gained the honor of advanced staff within two years. In 2001, he took a position with Xi'an Rising Bio-sep Bio-technique Co.,Ltd. in the Researches & Production Department.  He also worked for Zhejiang Haikang Bio-Products Co.,Ltd, to set up their bio research department within company. From 2003 to the present, he has worked with the Xi'an Bio-sep Bio-technique Co.,Ltd. as their chief of research and the supervisor of the company.

Zhong Ya Li – Chief Financial Officer and Director

Ms. Zhong Ya Li, our new Chief Financial Officer and Director is 28 years old.  She holds a university degree in accounting.  Ms. Zhong Ya Li previously worked at Xi'an Rising Building Management Co.,Ltd as a cashier and the chief accountant from 1999 to 2003. Then she worked for the Xi'an Bio-sep Bio-technique Co.,Ltd as their Chief Accountant. In 2006, she was promoted to Vice Chief Financial Officer of the Xi'an Bio-sep Bio-technique Co.,Ltd.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

None

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: January 2, 2008	By:	/s/ Zhao Yan Ding
Zhao Yan Ding Chief Executive Officer